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                                                                   EXHIBIT 99.2

                          A T FUNDS INVESTMENT TRUST
                            SECRETARY'S CERTIFICATE

   I, Margaret Gallardo-Cortez, do hereby certify that I am duly elected and acting Assistant Secretary of A T Funds Investment Trust (the "Trust"), a Delaware statutory trust; that the following are full, true and correct copies of certain resolutions adopted by the Board of Trustees of the Trust on June 7, 2006, and that such resolutions have not been rescinded, amended or modified and on the date hereof are in full force and effect:

   RESOLVED, that the investment company fidelity bond written by CHUBB Group of Insurance Companies in the aggregate amount of $300,000 with a $5,000 deductible covering officers and employees of the Trust, effective June 30, 2006 to June 30, 2007, in accordance with the requirements of Rule 17g-1 under the 1940 Act (the "Fidelity Bond") is hereby ratified, confirmed and approved; and be it further

   RESOLVED, that the Fidelity Bond is reasonable in form and amount, after having given due consideration to, among other things, the parties named as insureds on the Fidelity Bond, the amount of the Fidelity Bond, the expected value of the assets of the Trust, the estimated amount of the premium for the Fidelity Bond, the type and terms of the arrangements made for the custody and safekeeping of the Trust's assets, and the nature of the securities in the Trust; and be it further

   RESOLVED, that the officers of the Trust be, and each of them acting alone hereby is, authorized and directed to make any and all payments and to do any and all other acts, in the name of the Trust and on its behalf, as they, or any of them, may determine to be necessary or desirable and proper in connection with or in furtherance of the foregoing resolutions, including the filing of the Fidelity Bond with the SEC and the making of other filings and the giving of notices required under Paragraph (g) of Rule 17g-1 under the 1940 Act.

   IN WITNESS WHEREOF, I have hereunto signed my name this 30th day of August 2006.

                                                  /s/ Margaret Gallardo-Cortez
                                                  -----------------------------
                                                  Margaret Gallardo-Cortez
                                                  Assistant Secretary

   I, Beth Hanson, Assistant Secretary of the Trust, hereby do certify that on this 30th day of August 2006, Margaret Gallardo-Cortez is the duly elected Assistant Secretary of the Trust and that signature above is her genuine signature.

                                                  /s/ Beth Hanson
                                                  -----------------------------
                                                  Beth Hanson
                                                  Assistant Secretary